Exhibit 5.1

August 30, 2017

MOLINO CAÑUELAS S.A.C.I.F.I.A.

John F. Kennedy 160, B1814BKD, Cañuelas,

Provincia de Buenos Aires,

Argentina

Ladies and Gentlemen:

We have acted as special Argentine counsel to Molino Cañuelas S.A.C.I.F.I.A. (the “Company”) in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “SEC”), under the Securities Act of 1933, as amended, of a Registration Statement on Form F-l (as amended to the date hereof, the “Registration Statement”) and the offering by the Company of Class B shares of the Company (the “Class B Shares”). Class B Shares will be (i) deposited by the Company pursuant to a Deposit Agreement among the Company, The Bank of New York Mellon, as depositary (the “Depositary”) and holders from time to time of the American Depositary Receipts (the “ADRs”) issued by the Depositary and evidencing American depositary shares (“ADSs”) representing the Class B Shares, and (ii) delivered in the form of ADSs. Terms not defined herein shall have the meaning ascribed to them in the Registration Statement.

In such capacity, we have examined the Registration Statement, the by-laws of the Company, as amended, the extraordinary shareholders’ meeting minute dated on April 5, 2017 pursuant to which the shareholders of the Company have approved, among others, the capital increase of the Company which allows the issuance of the new shares (the “Resolution”) and such other documents, as we have considered necessary for the purpose of giving this opinion.

In giving this opinion, we have made the following assumptions:

(a)                                 the authenticity of all documents submitted to us as originals and certified copies;

(b)                                 the conformity to original documents of all documents submitted to us as copies;

(c)                                  the authenticity of the originals of such copies;

(d)                                 that signatures, stamps and seals on all documents examined by us (whether original documents or copies of such documents) are genuine;

(e)                               that all documents relevant for the purpose of giving the opinions set forth herein have been validly authorized, executed and delivered by all parties thereto;

(f)                                that no amendment have been or will be made to the Resolution and such Resolution remain true, complete, accurate and in full force and effect;

(g)                               that no agreement, document or obligation to or by which the Company (or it assets) is a party or bound and no injunction or other court order against or affecting the Company would be breach of infringed by the matters contemplated by the performance of the actions to be carried out pursuant to the Resolution;

(h)                                 that all consents, licenses, approvals, authorizations, notices, waivers, filings and registrations that are necessary under any applicable law or regulation in order to permit the performance of the actions to be carried out pursuant to the Resolution have been or will be duly made or obtained and are, or will be, in full force and effect;

(i)                                     that the aggregate number of new shares to be issued will not exceed 50,000,000 and that all new shares will be issued and allotted pursuant to the terms of the Registration Statement;

(j)                                    the truth and accuracy of the representations and all matters of fact set forth in all relevant documents furnished to us by the Company, its subsidiaries and their officers and directors (but not any legal conclusion to the extent we express an opinion with respect thereto);

(k)                                 that there are no facts or circumstances or matters or documents which may be material to the opinion set out herein which, notwithstanding our reasonable inquiry, have not been disclosed to us;

(l)                                     that no petition has been presented to, or order made by, a court or other governmental authority for the winding-up, composition proceedings, liquidation, dissolution or bankruptcy of the Company or any of its subsidiaries; and

We express no opinion as to any laws other than the laws of Argentina as in effect at the date of this opinion letter and we have assumed that there is nothing in any other law that affects our opinion. In particular, we have made no independent investigation of the laws of the State of New York or of any other jurisdiction, as a basis for the opinions stated herein and do not express or imply any opinion on such laws.

Based upon and subject to the above, we are of the opinion that:

(i)                                     the Company is duly incorporated and validly existing under the laws of Argentina;

(ii)                                  All of the issued shares of capital stock of the Company have been duly and validly authorized and are validly issued and outstanding, fully paid and non-assessable; and

(iii)                               With respect to the Class B Shares underlying the ADSs, when issued and delivered in accordance with the Registration Statement, the Class B Shares will be validly issued, fully paid and non-assessable.

This opinion is limited to the matters expressly stated herein and does not extend to, and is not to be read as extended by implication to, any other matter.

We hereby consent to the filing of this opinion with the SEC as Exhibit 5.1 to the Registration Statement and to the reference to us under the captions “Validity of the Securities” and “Enforcement of Judgments Against Foreign Persons” in the Prospectus constituting a part of the Registration Statement. In giving such consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Juan Manuel Diehl Moreno
Juan Manuel Diehl Moreno
Marval O’Farrell & Mairal